Schedule 99.1

                      JOINT FILING AGREEMENT

                  PURSUANT TO RULE 13d-I (f) (1)


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts taken together shall constitute one and the same instrument.


Dated:    February 10, 2000.            WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By:  Warburg, Pincus & Co.,
                                             General Partner


                                        By:  /s/ STEPHEN DISTLER
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Dated:    February 10, 2000.            WARBURG PINCUS & CO.


                                        By:  /s/ STEPHEN DISTLER
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Dated:    February 10, 2000.            E.M. WARBURG, PINCUS & CO., LLC


                                        By:  /s/ STEPHEN DISTLER
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